                                                           Exhibit No. EX-99.n.4

                              GARTMORE MUTUAL FUNDS

                                 RULE 18f-3 PLAN
                     (Amended Effective September 27, 2006)

WHEREAS,  Gartmore Mutual Funds, a Delaware statutory trust (the "Trust"), is an open-end  management  investment company registered under the Investment Company
Act of 1940, as amended (the "1940 Act");

WHEREAS,  the  following  have been  designated as the series and classes of the
Trust:

       Series                               Classes

----------------------------- -------------------------------------------
Gartmore Mid Cap Growth       A, B, C, D, R, Institutional,
Leaders Fund                  Institutional Service
----------------------------- -------------------------------------------
Gartmore Growth Fund          A, B, C, D, R, Institutional,
                              Institutional Service
----------------------------- -------------------------------------------
Gartmore Nationwide Fund      A, B, C, D, R, Institutional,
(formerly Gartmore Total      Institutional Service
Return Fund)
----------------------------- -------------------------------------------
Gartmore Bond Fund            A, B, C, D, R, X, Y, Institutional
(formerly Nationwide Bond
Fund)
----------------------------- -------------------------------------------
Gartmore Tax-Free Income      A, B, C, D, X, Y, Institutional
Fund
(formerly Nationwide
Tax-Free Income Fund)
----------------------------- -------------------------------------------
Gartmore Government Bond      A, B, C, D, R, X, Y, Institutional
Fund
(formerly Nationwide
Government Bond Fund)
----------------------------- -------------------------------------------
Gartmore Money Market Fund    Prime, Service, Institutional
(formerly Nationwide Money
Market Fund)
----------------------------- -------------------------------------------
Gartmore S&P 500 Index Fund   A, B, C, R, Service, Institutional Service
(formerly Nationwide S&P      Local Fund, Institutional
500 Index Fund)
----------------------------- -------------------------------------------
Gartmore Small Cap Fund       A, B, C, R, Institutional, Institutional
(formerly Nationwide Small    Service
Cap Fund)
----------------------------- -------------------------------------------
Gartmore Large Cap Value      A, B, C, R, Institutional, Institutional
Fund                          Service
(formerly Nationwide Large
Cap Value Fund)
----------------------------- -------------------------------------------
Gartmore Short Duration       A, Service, C, IRA, Institutional
Bond Fund
(formerly Nationwide Morley
Capital Accumulation
Fund and Gartmore Morley
Capital Accumulation Fund)
----------------------------- -------------------------------------------
Gartmore U.S Growth Leaders   A, B, C, R, Institutional, Institutional
Fund                          Service
(formerly Gartmore Growth
20 Fund)
----------------------------- -------------------------------------------
Gartmore Nationwide Leaders   A, B, C, R, Institutional, Institutional
Fund                          Service
(formerly Gartmore U.S.
Leaders Fund)
----------------------------- -------------------------------------------
Gartmore High Yield Bond      A, B, C, R, Institutional, Institutional
Fund                          Service
(formerly Nationwide High
Yield Bond Fund)
----------------------------- -------------------------------------------
Gartmore Value                A, B, C, R, Institutional, Institutional
Opportunities Fund            Service
----------------------------- -------------------------------------------
Gartmore Enhanced Income      A, R, Institutional, Institutional Service
Fund
(formerly Gartmore Morley
Enhanced
Income Fund)
----------------------------- -------------------------------------------
Gartmore Small Cap Index      A, B, C, R, Institutional
Fund
(formerly Nationwide Small
Cap Index Fund)
----------------------------- -------------------------------------------
Gartmore Mid Cap Market       A, B, C, R, Institutional
Index Fund
(formerly Nationwide Mid
Cap Market Index Fund)
----------------------------- -------------------------------------------
Gartmore International        A, B, C, R, Institutional
Index Fund
(formerly Nationwide
International Index Fund)
----------------------------- -------------------------------------------
Gartmore Bond Index Fund      A, B, C, R, Institutional
(formerly Nationwide Bond
Index Fund)
----------------------------- -------------------------------------------
Gartmore Investor             A, B, C, R, Institutional, Service
Destinations Aggressive Fund
(formerly Nationwide
Investor Destinations
Aggressive Fund)
----------------------------- -------------------------------------------
Gartmore Investor             A, B, C, R, Institutional, Service
Destinations Moderately
Aggressive Fund
(formerly Nationwide
Investor Destinations
Moderately
Aggressive Fund*)
----------------------------- -------------------------------------------
Gartmore Investor             A, B, C, R,
Destinations Moderate Fund    Institutional, Service
(formerly Nationwide
Investor Destinations
Moderate Fund)
----------------------------- -------------------------------------------
Gartmore Investor             A, B, C, R, Institutional, Service
Destinations Moderately
Conservative Fund
(formerly Nationwide
Investor Destinations
Moderately
Conservative Fund)
----------------------------- -------------------------------------------
Gartmore Investor             A, B, C, R, Institutional, Service
Destinations Conservative
Fund
(formerly Nationwide
Investor Destinations
Conservative Fund)
----------------------------- -------------------------------------------
Gartmore Global Technology    A, B, C, R, Institutional, Institutional
and Communications Fund       Service
----------------------------- -------------------------------------------
Gartmore Global Health        A, B, C, R, Institutional, Institutional
Sciences Fund                 Service,
----------------------------- -------------------------------------------
Gartmore Small Cap Growth     A, B, C, R, Institutional, Institutional
Fund                          Service
 (formerly NorthPointe
Small Cap Growth Fund)
----------------------------- -------------------------------------------
Gartmore Small Cap Value      A, B, C, R, Institutional, Institutional
Fund                          Service
(formerly NorthPointe Small
Cap Value Fund)
----------------------------- -------------------------------------------
Gartmore Emerging Markets     A, B, C, R, Institutional, Institutional
Fund                          Service
----------------------------- -------------------------------------------
Gartmore International        A, B, C, R, Institutional, Institutional
Growth Fund                   Service
----------------------------- -------------------------------------------
Gartmore Worldwide Leaders    A, B, C, R, Institutional, Institutional
Fund                          Service
(formerly Gartmore Global
Leaders Fund)
----------------------------- -------------------------------------------
Gartmore Global Financial     A, B, C, R, Institutional, Institutional
Services Fund                 Service
----------------------------- -------------------------------------------
Gartmore Global Utilities     A, B, C, R, Institutional, Institutional
Fund                          Service
----------------------------- -------------------------------------------
Gartmore Micro Cap Equity     A, B, C, R, Institutional, Institutional
Fund                          Service
----------------------------- -------------------------------------------
Gartmore Mid Cap Growth       A, B, C, R, Institutional, Institutional
Fund                          Service
----------------------------- -------------------------------------------
Gartmore U.S. Growth          A, B, C, R, Institutional, Institutional
Leaders Long-Short Fund       Service
(formerly Gartmore
Long-Short Equity
Plus Fund)
----------------------------- -------------------------------------------
Gartmore Convertible Fund     A, B, C, R, Institutional, Institutional
                              Service
----------------------------- -------------------------------------------
Gartmore China                A, B, C, R, Institutional, Institutional
Opportunities Fund            Service
----------------------------- -------------------------------------------
Gartmore Global Natural       A, B, C, R, Institutional, Institutional
Resources Fund                Service
----------------------------- -------------------------------------------
Gartmore Optimal              A, B, C, R, Institutional, Institutional
Allocations Fund:             Service
Aggressive (formerly
Gartmore Actively
Managed  Aggressive Asset
Allocation Fund)
----------------------------- -------------------------------------------
Gartmore Optimal              A, B, C, R, Institutional, Institutional
Allocations Fund:             Service
Moderately Aggressive
(formerly Gartmore
Actively Managed Moderately
Aggressive
Asset Allocation Fund)
----------------------------- -------------------------------------------
Gartmore Optimal              A, B, C, R, Institutional, Institutional
Allocations Fund: Moderate    Service
(formerly
Gartmore Actively Managed
Moderate
Asset Allocation Fund)
----------------------------- -------------------------------------------
Gartmore Optimal              A, B, C, R, Institutional, Institutional
Allocations Fund: Specialty   Service
(formerly
Gartmore Actively Managed
Specialty
Asset Allocation Fund)
----------------------------- -------------------------------------------
Gartmore Optimal              A, B, C, R, Institutional, Institutional
Allocations Fund: Defensive   Service
----------------------------- -------------------------------------------
Gartmore Small Cap Leaders    A, B, C, R, Institutional, Institutional
Fund                          Service
----------------------------- -------------------------------------------
Gartmore Hedged Core Equity   A, B, C, R, Institutional, Institutional
Fund                          Service
----------------------------- -------------------------------------------
Gartmore Small Cap Growth     A, B, C, R, Institutional, Institutional
Fund                          Service
----------------------------- -------------------------------------------
Gartmore Small Cap Value Fund A, B, C, R, Institutional, Institutional
                              Service
----------------------------- -------------------------------------------
Gartmore Small Cap Core Fund  A, B, C, R, Institutional, Institutional
                              Service
----------------------------- -------------------------------------------
Gartmore Market Neutral       A, B, C, R, Institutional, Institutional
Long-Short Fund               Service
----------------------------- -------------------------------------------
_______________________

WHEREAS, Gartmore Mutual Fund Capital Trust ("GMF") serves as investment adviser for each of the series except for the Gartmore Morley Capital Accumulation Fund,
Gartmore Morley Enhanced Income Fund, and the GGAMT-advised Funds;

WHEREAS,  Gartmore Morley Capital Management,  Inc. serves as investment adviser for the Gartmore Short Duration Bond Fund and the Gartmore Enhanced Income Fund;

WHEREAS,  Gartmore Distribution  Services,  Inc. ("GDSI") serves as underwriter, and Gartmore SA Capital Trust serves as fund administrator for the series of the
Trust;

WHEREAS,  the Trust has adopted a  Distribution  Plan ("12b-1  Plan") under Rule
12b-1 of the 1940 Act providing for:

(1)  in the case of Class A shares of the Funds, fees of not more than 0.25% per annum of average net assets;

(2)  in the case of Class B shares of the Funds, fees of not more than 1.00% per annum of average net assets, of which 0.25% per annum of average net assets is considered a service fee;

(3)  in the case of Class C shares of the Funds, fees of not more than 1.00% per annum of  average  net  assets of which  0.25% per  annum is  considered  a service fee (for the  Gartmore  Money  Market  Fund,  fees of not more than
     0.85%, of which 0.10% is considered a service fee);

(4)  in the case of the Service Class shares of the Gartmore Short Duration Bond
     Fund,  Gartmore Investor  Destinations  Aggressive Fund,  Gartmore Investor
     Destinations  Moderately  Aggressive Fund,  Gartmore Investor  Destinations
     Moderate Fund, Gartmore Investor Destinations Moderately Conservative Fund,
     Gartmore  Investor  Destinations  Conservative  Fund, fees of not more than
     0.25% per annum of average net assets;

(5)  in the case of the Service  Class shares of the Gartmore S&P 500 Index Fund and the Gartmore  Money Market Fund,  fees of not more than 0.15% per annum of average net assets;

(6)  in the case of the IRA Class ("IRA  Shares") of the Gartmore Short Duration
     Bond Fund, fees of not more than 0.25% per annum of average net assets;

(7)  in the case of Local Fund Shares of the Gartmore  S&P 500 Index Fund,  fees of not more than 0.07% per annum of average net assets;

(8)  in the case of Class X shares  (formerly  Class B shares)  of the  Gartmore
     Bond,  Gartmore  Government  Bond and Gartmore  Tax-Free  Income Funds (the
     "Fixed Income Funds"), fees of not more than 0.85% per annum of average net assets, of which 0.10% is considered a service fee;

(9)  in the case of Class Y shares (formerly Class C shares) of the Fixed Income
     Funds,  fees of not more than 0.85% per annum of  average  net  assets,  of which 0.10% is considered a service fee; and

(10) in the case of Class R shares of the Funds, fees of not more than 0.50% per annum of average net assets of which 0.25% is considered a service fee.

WHEREAS, the Trust has adopted an Administrative Services Plan providing for:

(1)  in the case of Class A, Class D, Class R,  Institutional  Service Class and
     Service  Class  shares of the Funds and IRA  Shares of the  Gartmore  Short
     Duration  Bond Fund,  fees of not more than 0.25% per annum of average  net assets;

WHEREAS, The Trust has established a Multiple Class Distribution System enabling the Trust,  as described in its  prospectuses,  to offer eligible  investors the option of purchasing  shares of its series with the following  features (not all series offer each option):

(1)  with a  front-end  sales load  (which  can vary  among  series and which is subject to certain  reductions and waivers among groups of purchasers)  and providing for a 12b-1 fee, an administrative services fee and under certain
     circumstances,   a  contingent   deferred  sales  charge  ("CDSC")  may  be
     applicable  for  purchases  sold  without  a sales  charge  and for which a finder's fee is paid (the "Class A shares of the Funds");

(2)  without a  front-end  load,  but  subject  to a CDSC  (which can vary among series  and which may be subject to  certain  reductions  or waivers  among groups of purchasers) and providing for a 12b-1 fee (the "Class B shares of the Funds");

(3)  without a  front-end  load*  and  subject  to a CDSC  (each of which may be subject to certain reductions and waivers among groups of purchasers),  and providing for a 12b-1 fee but not providing for an administrative  services fee (the "Class C shares of the Funds");

(4)  with a front-end  load (which can vary among series and which is subject to certain  reductions and waivers among groups of  purchasers)  and providing for an administrative  services fee, but not providing for a 12b-1 fee (the
     "Class D shares of the Funds");

(5)  without a  front-end  load or CDSC,  but  providing  for an  administrative services fee (the "Institutional Service Class shares of the Funds");

(6)  without  a  front-end  load or CDSC,  but  providing  for a 12b-1  fee,  an administrative services fee (the "Service Class shares of the Funds (except the Gartmore Short Duration Bond Fund)");

(7)  without a front-end load or CDSC, 12b-1 fee, or administrative  service fee
     (the  "Institutional  Class shares of the Funds (except the Gartmore  Short
     Duration Bond Fund)");

(8)  without a  front-end  load or a CDSC,  but  providing  for a 12b-1 fee,  an administrative  services  fee, and subject to a  redemption  fee in certain circumstances  (the  "Service  Class  shares and IRA shares of the Gartmore
     Short Duration Bond Fund");

(9)  without a  front-end  load or a CDSC,  but subject to a  redemption  fee in certain  circumstances  (the  "Institutional  Class  shares of the Gartmore
     Short Duration Bond Fund");

(10) with a  front-end  sales load (which is subject to certain  reductions  and waivers  among  groups of  purchasers)  and  providing  for a 12b-1 fee, an administrative  services fee and under certain circumstances,  a contingent deferred sales charge ("CDSC") may be applicable for purchases sold without a sales  charge  and for which a  finder's  fee is paid,  and  subject to a redemption  fee in  certain  circumstances  (the  "Class  A  shares  of the
     Gartmore Morley Capital Accumulation Fund");

(11) without a front-end  load or CDSC or 12b-1 fee, but with an  administrative service fee (the "Prime Shares of the Money Market Fund");

(12) without a  front-end  load or a CDSC,  but  providing  for a 12b-1 fee (the
     "Local Fund shares of the Gartmore S&P 500 Index Fund");

(13) without a  front-end  load,  but  subject  to a CDSC  (which can vary among series  and  which  may be  subject  to  certain  waivers  among  groups of purchasers)  and providing for a lower 12b-1 fee than the Class B shares of a Fixed Income Fund (the "Class X shares of the Fixed Income Funds");

(14) without a  front-end  load*  and  subject  to a CDSC  (each of which may be subject to certain  reductions and waivers among groups of purchasers)  and providing  for a lower 12b-1 fee than the Class C shares of a Fixed  Income
     Fund (the "Class Y shares of the Fixed Income Funds"); and

(15) without  a  front-end  load or  CDSC,  but  providing  for a  12b-1  fee or administrative services fee (the "Class R shares of the Funds").

* Change to remove front-end load is effective April 1, 2004.

WHEREAS,  redemption fees will be charged by all classes of the Gartmore Mid Cap
Growth Leaders Fund (formerly  Gartmore  Millenium Growth Fund),  Gartmore Value
Opportunities  Fund,  Gartmore  Worldwide  Leaders Fund,  Gartmore  U.S.  Growth
Leaders,  Gartmore Emerging Markets Fund,  Gartmore  International  Growth Fund,
Gartmore  International  Small Cap Growth Fund,  Gartmore Global Health Sciences
Fund,   Gartmore  Small  Cap  Growth  Fund,   Gartmore  Global   Technology  and
Communications  Fund, Gartmore Small Cap Fund, Gartmore Nationwide Leaders Fund,
Gartmore  Global  Financial  Services  Fund,  Gartmore  Global  Utilities  Fund,
Gartmore  Micro Cap Equity Fund,  Gartmore Mid Cap Growth  Fund,  Gartmore  U.S.
Growth Leaders Long-Short Fund,  Gartmore Growth Fund, Gartmore Nationwide Fund,
Gartmore  Large Cap Value Fund,  Gartmore  Government  Bond Fund,  Gartmore Bond
Fund, Gartmore Tax-Free Income Fund, Gartmore High Yield Bond Fund, Gartmore S&P
500 Index  Fund,  Gartmore  Mid Cap Index Fund,  Gartmore  Small Cap Index Fund,
Gartmore  International  Index Fund,  Gartmore Bond Index Fund,  Gartmore  China
Opportunities Fund, Gartmore Convertible Fund, Gartmore Global Natural Resources
Fund, Gartmore Optimal Allocations Fund:  Aggressive (formerly Gartmore Actively
Managed  Aggressive Asset Allocation Fund),  Gartmore Optimal  Allocations Fund:
Moderately  Aggressive (formerly Gartmore Actively Managed Moderately Aggressive
Asset Allocation Fund),  Gartmore Optimal  Allocations Fund:  Moderate (formerly
Gartmore  Actively  Managed Moderate Asset  Allocation  Fund),  Gartmore Optimal
Allocations Fund:  Specialty (formerly Gartmore Actively Managed Specialty Asset
Allocation Fund). These fees will be limited to a maximum of 2.00%, or the limit currently required by the Securities and Exchange Commission,  and the structure of these fees will be stated in each applicable Fund's prospectus.

WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing  interests in the same portfolio  notwithstanding  Sections  18(f)(1) and 18(i) under the 1940 Act if, among other things,  such  investment  company adopts a written plan setting forth the separate  arrangements  and expense  allocation  of each class and any related conversion features or exchange privileges;

NOW, THEREFORE,  the Trust,  wishing to be governed by Rule 18f-3 under the 1940
Act, hereby adopts this Rule 18f-3 Plan as follows:

1.   Each  class of  shares of a series  will  represent  interests  in the same portfolio of investments  of such series of the Trust,  and be identical in all respects to each other class of that series, except as set forth below.
     The only  differences  among the various classes of shares of the series of the Trust will relate solely to (a) different  distribution  or service fee payments  associated  with any Rule  12b-1 Plan for a  particular  class of shares and any other costs relating to  implementing  or amending such Plan
     (including  obtaining  shareholder  approval of such Plan or any  amendment thereto), which will be borne solely by shareholders of such class; and (b)
     different  administrative  service fees associated with any  Administrative
     Services Plan; (c) different Class  Expenses,  which will be limited to the following  expenses as determined by the Trustees to be  attributable  to a specific  class of shares:  (i) transfer  agency fees  identified  as being attributable  to a specific  class;  (ii)  printing  and  postage  expenses related  to  preparing  and  distributing  materials  such  as  shareholder reports,  prospectuses,  and proxy statements to current  shareholders of a specific class; (iii) Blue Sky notification  and/or filing fees incurred by a class of shares;  (iv) SEC  registration  fees  incurred by a class;  (v)
     expenses of  administrative  personnel  and services as required to support the  shareholders  of a specific  class;  (vi)  litigation  or other  legal expenses  and audit or other  accounting  expenses  relating  solely to one class;  (vii)  Trustee  fees or  expenses  incurred  as a result  of issues relating to one class;  (viii)  shareholder  meeting costs that relate to a specific class; (ix) wrapper fees, premiums and expenses related to wrapper agreements  for the  Gartmore  Morley  Capital  Accumulation  Fund  and the
     Gartmore  Morley Enhanced Income Fund; (d) the voting rights related to any
     12b-1 Plan  affecting  a  specific  class of shares or related to any other matter  submitted to  shareholders in which the interests of a Class differ from the  interests  of any  other  Class;  (e)  conversion  features;  (f)
     exchange  privileges;  and (g) class names or designations.  Any additional
     incremental   expenses   not   specifically   identified   above  that  are
     subsequently  identified and determined to be properly applied to one class of shares of a series of the Trust shall be so applied  upon  approval by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

2.   Under the  Multiple  Class  Distribution  System,  certain  expenses may be attributable to the Trust, but not to a particular series or class thereof.
     All such  expenses  will be allocated  among series based upon the relative aggregate net assets of such series.  Expenses that are  attributable  to a particular  series,  but not to a  particular  class  thereof,  and income, realized gains and losses,  and unrealized  appreciation  and  depreciation will be  allocated  to each class based on its net asset value  relative to the net  asset  value of the  series  if such  series  does  not pay  daily dividends  and if the series does pay daily  dividends  on the basis of the settled shares method (as described in Rule 18f-3(c)(iii).  Notwithstanding the foregoing,  the principal underwriter,  the investment adviser or other provider of services to the Trust may waive or reimburse  the expenses of a specific  class or classes to the extent  permitted  under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

     A class of shares  may be  permitted  to bear  expenses  that are  directly attributable to such class  including:  (a) any  distribution/service  fees associated  with any Rule 12b-1 Plan for a  particular  class and any other costs relating to implementing  or amending such Plan (including  obtaining shareholder  approval  of such  plan  or any  amendment  thereto);  (b) any administrative  services fees associated with any  administrative  services plan for a particular class and any other costs relating to implementing or amending such plan (including  obtaining  shareholder approval of such plan or any amendment  thereto)  attributable  to such class;  and (c) any Class
     Expenses determined by the Trustees to be attributable to such class.

3.   Class B shares and Class X shares  (former  Class B shares) of the  series, other  than  shares  purchased  through  reinvestment  of a  dividend  or a distribution  with  respect  to the  Class B  shares  or  Class  X  shares, respectively,  of the series, shall automatically convert to Class A shares of the same series on the date that is the first  business day of the month after  which  the  Class B  shares  or Class X shares  of the  series  were outstanding  for seven years.  Such  conversion will be on the basis of the relative net asset values of each class. After the conversion,  such shares will have all of the  characteristics  and  rights of Class A shares of the same series.  Shares purchased  through the reinvestment of a dividend or a distribution  with  respect  to the Class B shares or Class X shares of the series will be  converted  to Class A shares of the same series in the same proportion as the number of the shareholder's  Class B or Class X shares of the series  converting  to Class A shares of the same  series  bears to the shareholder's  total  Class B shares  or Class X shares of the  series  not acquired through dividends and distributions.

4.   To the extent  exchanges  are  permitted,  shares of any class of the Trust will be exchangeable with shares of the same class of another series of the
     Trust,  or with money  market fund shares of the Trust as  described in the applicable  prospectus.  With  respect to Class X and Class Y shares of the
     Fixed Income Funds,  exchanges  will be permitted  from Class X shares of a
     Fixed  Income  Fund into Class B shares of the other  series (to the extent otherwise  permitted)  and from Class Y shares of a Fixed  Income Fund into
     Class C shares of the other  series  (to the extent  otherwise  permitted).
     However,  there will be no  exchanges  from Class B shares of other  series into Class X shares of a Fixed  Income  Fund and no  exchange  from Class C shares  of  other  series  into  Class Y  shares  of a Fixed  Income  Fund.
     Exchanges  will comply with all  applicable  provisions of Rule 11a-3 under the 1940 Act.

5.   Dividends paid by a series of the Trust as to each class of its shares,  to the extent any dividends  are paid,  will be calculated in the same manner, at the same time,  on the same day, and will be in the same amount,  except that any distribution/service fees, administrative services fees, and Class
     Expenses allocated to a class will be borne exclusively by that class.

6.   Any distribution  arrangement of the Trust, including distribution fees and front-end  and deferred  sales loads,  will comply with Section 2830 of the
     Conduct Rules of the National Association of Securities Dealers, Inc.

7.   The initial  adoption of, and all material  amendments,  to this 18f-3 Plan must be approved  by a majority  of the  members of the  Trust's  Trustees, including a majority of the Board members who are not interested persons of the Trust.

8.   Prior to the initial  adoption  of, and any  material  amendments  to, this
     18f-3 Plan,  the Trust's  Trustees  shall  request  and  evaluate,  and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the
     18f-3 Plan.